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                                 AMENDMENT NO. 4
                                       TO
                           PURCHASE AND SALE AGREEMENT


        This Amendment No. 4 is executed as of October 23, 1997, by and between PARKWAY CAPITAL, INC., a Washington corporation, or assigns ("Buyer"), and AMERICAN PROPERTIES INVESTMENTS, INC., a Washington corporation ("Seller"), with respect to that certain Real Estate Purchase and Sale Agreement and Joint Escrow Instructions between the parties dated as of August 5, 1997, as amended by Amendment No. 1 dated as of August 18, 1997, Amendment No. 2 dated as of September 30, 1997, and Amendment No. 3 dated as of October 16, 1997 (collectively, the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

        The parties agree as follows:

        1. Waiver of Contingencies. Buyer confirms that Buyer has completed its inspection and review of the Property, is fully satisfied with the Property and has waived all contingencies with respect to the Property that Buyer is required to waive on or before the last day of the Review Period except for the Open Contingencies identified in Amendment No. 3.

        2. Extension of Review Period. Notwithstanding anything to the contrary in the Agreement (or any prior Amendment), the parties agree that Buyer's Review Period (as previously extended) is hereby extended to October 28, 1997, with respect to the Open Contingencies only, and the Agreement shall be deemed amended accordingly. Buyer acknowledges that Buyer's Review Period has expired with respect to all contingencies that Buyer is required to waive on or before the last day of the Review Period other than the Open Contingencies.

        3. Closing Date. Although Buyer's Review Period has been extended as set forth in this Amendment No. 4, the parties agree that the Closing Date has not been extended, which the parties confirm will be November 17, 1997.

        4. Closing Conditions. By execution of this Amendment No. 4, Buyer does not waive its right to terminate the Agreement under Section 10.1 of the Agreement because of a failure of one of the Major Tenants to deliver an Estoppel Certificate on or before Closing, or any other conditions to Closing that are not required under the terms of the Agreement to be waived prior to Closing.

        5. Scope of Amendment. Except as expressly amended herein, all of the terms and conditions of the Agreement (as previously amended) are incorporated herein by reference and remain in full force and effect.

        6. Counterparts. This document may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document, whether or not all parties execute each counterpart.



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        IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the date first written above.



BUYER:                                  SELLER:

PARKWAY CAPITAL, INC.,                  AMERICAN PROPERTIES INVESTMENTS, INC.,
a Washington corporation                a Washington corporation



By /s/ MICHAEL SANDORFFY                By /s/ RAYMOND J. WHITTY
   ------------------------------          -----------------------------------
   Michael Sandorffy                       Raymond J. Whitty
   Its President                           Its Treasurer